ARTICLES OF INCORPORATION

OF

SIERRA GIGANTE RESOURCES, INC.

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopt articles of incorporation as follows:

ARTICLE ONE

NAME

The name of the corporation is SIERRA GIGANTE RESOURCES, INC.

ARTICLE TWO

LOCATION

The registered office of the corporation is at 318 North Carson Street, Suite 214, City of Carson City, State of Nevada, 89701. The resident agent is State Agent and Transfer Syndicate, Inc.

ARTICLE THREE

PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.

ARTICLE FOUR

CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is $25,000 as 25,000,000 shares each with a par value of one mil ($0.001). Such shares are non-assessable.

ARTICLE FIVE

DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of director is:

Ovidiu Furdui

318 North Carson Street, Suite 214

Carson, City, NV 89701

ARTICLE SIX

ELIMINATING PERSON LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends and/or distributions in violation of NRS 78.300.

ARTICLE SEVEN

INCORPORATORS

The name and address of the incorporator is: State Agent and Transfer Syndicate, Inc., 318 North Carson Street, Suite 214, Carson City, Nevada 89701.

ARTICLE EIGHT

PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

ARTICLE NINE

AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

ARTICLE TEN

VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

IN WITNESS WHEREOF the undersigned, STATE AGENT AND TRANSFER SYNDICATE, INC., for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts here instated are true, and I have accordingly hereunto set my hand this day, May 21, 1998.

INCORPORATOR

/s/ Kathy C. Mowry
Kathy C. Mowry for
State Agent and Transfer
Syndicate, Inc.

STATE OF NEVADA

COUNTY OF CARSON CITY

On May 21, 1998, Kathy C. Mowry personally appeared before me, a notary public, and executed the above instrument.

/s/ John E.Block
SIGNATURE OF NOTARY

CERTIFICATE OF ACCEPTANCE

OF APPOINTMENT BY RESIDENT AGENT

State Agent and Transfer Syndicate, Incorporated hereby certifies that on May 21, 1998, we accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090, NRS 1957.

IN WITNESS WHEREOF, I have hereunto set my hand this May 21,1998.

/s/ Kathy C. Mowry
Kathy C. Mowry for
State Agent and Transfer
Syndicate, Inc.

CERTIFICATE OF AMENDMENT TO ARTICLES 0F INCORPORATION

FOR NEVADA PROFIT CORPORATION

(Pursuant to NRS 78.385 and 78.390-After Issuance of Stock

1.	Name of the Corporation: Sierra Gigante Resources, Inc.

2.	The Articles have been amended as follows (provide articles numbers, if available).

ARTICLE 1 OF THE ARTICLES OF INCORPORATION IS HEREBY AMENDED TO READ AS FOLLOWS:

THE NAME OF THE CORPORATION SHALL BE: AVVAA WORLD HEALTH CARE PRODUCTS INC.

3.

The Vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 70%

4.	Official Signature (Required):

/s/ Jack Farley	President / CEO

                 JACK FARLEY

Dean Heller

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

CERTIFICATE OF AMNEDMENT

(Pursuant To NRS 78.385 and 78.390)

Certificate of Amendment to Articles 0f Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390-After Issuance of Stock)

1.	Name of Corporation: AVVAA WORLD HEALTH CARE PRODUCTS, INC.

2.	The articles have been amended as follows (provide article numbers, if available):

Article four: The amount of the total authorized capital stock of this corporation is $100,000 as 100,000,000 shares each with a par value of one mil ($0.001). Such shares  are non-assessable.

3.

The Vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Directors Resolution April 7, 2004

4.	Effective date of filing (optional): May 1, 2004

5.	Official Signature (required): Charles T. Austin CEO and Secretary /s/ C.T. Austin

*if any proposed amendment would alter or change any preference or any relative or other right to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.